Exhibit 99.1

NEWS RELEASE

Media Contact:	Linda Pazin
Sempra
(877) 340-8875
media@sempra.com

Financial Contact:	Lindsay Gartner
Sempra
(877) 736-7727
investor@sempra.com

SEMPRA REPORTS SECOND-QUARTER 2021 EARNINGS RESULTS

•Reporting strong second-quarter and year-to-date 2021 financial results
•Announcing higher projected five-year capital plan at Oncor of $14 billion

SAN DIEGO, Aug. 5, 2021 – Sempra (NYSE: SRE) (BMV: SRE) today announced second-quarter 2021 earnings of $424 million, or $1.37 per diluted share, compared to second-quarter 2020 earnings of $2.239 billion, or $7.61 per diluted share. On an adjusted basis, the company’s second-quarter 2021 earnings were $504 million, or $1.63 per diluted share, compared to $501 million, or $1.71 per diluted share, in the second quarter of 2020.
“Our simplified business model and narrowed strategic focus to growing markets continue to provide strong support for our financial and operational results,” said Trevor Mihalik, executive vice president and chief financial officer of Sempra. “We are pleased with our solid year-to-date financial results.”

$14 Billion

Oncor announced a higher projected five-year capital plan to support growth within its service territory[1]

Full-Year 2021 EPS Guidance Range[2, 3]

$7.41 - $8.01
GAAP

$7.75 - $8.35
Adjusted

Full-Year 2022 EPS Guidance Range[2]

$8.10 - $8.70

Q2 2021 Highlights

$1.37
Per Diluted Share
GAAP EPS

$1.63
Per Diluted Share
Adjusted EPS[3]

$424 Million
GAAP Earnings

$504 Million
Adjusted Earnings[3]

[1] Amount is approximate. Reflects 100% of Oncor's projected capital expenditures for 2022 - 2026. Actual amounts/results may differ materially. Capital plan is higher compared to the 2021 - 2025 capital plan of $12.2 billion.

[2] EPS Guidance Range includes impact of Sempra Infrastructure transactions, which include the sale of noncontrolling interest (NCI) in Sempra Infrastructure Partners and acquisition of approximately 30% of Sempra Mexico's NCI.

[3] Adjusted EPS Guidance Range, Adjusted EPS and Adjusted Earnings represent non-GAAP financial measures. GAAP EPS Guidance Range for FY-2021 was updated to $7.41 - $8.01. For a reconciliation of these non-GAAP financial measures to their most comparable GAAP financial measures, refer to Table A in this press release.

Sempra's earnings for the first six months of 2021 were $1.298 billion, or $4.24 per diluted share, compared with earnings of $2.999 billion, or $9.91 per diluted share, in the first six months of 2020. Adjusted earnings for the first six months of 2021 were $1.404 billion, or $4.58 per diluted share, compared to $1.242 billion, or $4.20 per diluted share, in the first six months of 2020.

The reported financial results reflect certain significant items as described on an after-tax basis in the following table of GAAP (generally accepted accounting principles in the United States of America) earnings, reconciled to adjusted earnings, for the second quarter and first six months of 2021 and 2020.

(Dollars, except EPS, and shares in millions)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(Unaudited)
GAAP Earnings	$424	$2,239	$1,298	$2,999
Impact from Foreign Currency and Inflation and Associated Undesignated Derivatives(1)	72	21	69	(129)
Net Unrealized Losses (Gains) on Commodity Derivatives(1)	58	(5)	87	(46)
Impacts Associated with Aliso Canyon Litigation	—	—	—	72
Gain on Sale of South American Businesses	—	(1,754)	—	(1,754)
(Earnings) Losses from Investment in RBS Sempra Commodities LLP	(50)	—	(50)	100
Adjusted Earnings(2)	$504	$501	$1,404	$1,242

Diluted Weighted-Average Common Shares Outstanding	309	294	306	308
GAAP EPS(3)	$1.37	$7.61	$4.24	$9.91

Diluted Weighted-Average Common Shares Outstanding(4)	309	294	311	308
Adjusted EPS(2),(3),(5)	$1.63	$1.71	$4.58	$4.20

1) Q2-2020 and YTD-2020 Adjusted Earnings and Adjusted Earnings per Common Share (EPS) have been updated to exclude this item to conform to current year presentation.
2) Represents a non-GAAP financial measure. See Table A for information regarding non-GAAP financial measures and descriptions of adjustments.
3) To calculate YTD-2020 GAAP EPS and Adjusted EPS, preferred dividends of $52 million are added back to GAAP Earnings because of the dilutive effect of Series A mandatory convertible preferred stock.
4) YTD-2020 diluted weighted-average common shares outstanding has been updated for the exclusion of additional items to conform to current year presentation.
5) To calculate YTD-2021 Adjusted EPS, preferred dividends of $19 million are added back to Adjusted Earnings because of the dilutive effect of Series B mandatory convertible preferred stock.

Prioritizing Safety and Sustainability at Sempra California
In July, San Diego Gas & Electric Co. (SDG&E) received approval from the California Public Utilities Commission (CPUC) for its 2021 Wildfire Mitigation Plan Update, building upon the utility’s long-standing commitment to advancing fire hardening and public safety.
Additionally, Southern California Gas Co. (SoCalGas) began renewable natural gas (RNG) flows at two additional biomethane projects in support of its goal to deliver 20% RNG to its core customers by 2030.

Continuing Growth at Sempra Texas
In Texas, Oncor Electric Delivery Company LLC (Oncor) has announced its projected five-year capital plan for 2022-2026 of $14 billion, a $1.8 billion increase compared to the 2021-2025 capital plan. The increase is driven by the need for investments to support strong premise growth, growth in generation interconnection requests and grid resiliency. Prospects for new relocations, expansions and electric service to Oncor’s system are expected to exceed 2020 values by 70% and 2019 values by 170%. So far this year, Oncor has connected approximately 43,000 new premises – greater than the total connections seen at this same time last year, highlighting the underlying strength of economic and demographic growth in the region.

Advancing Sempra Infrastructure
In May, Sempra announced the completion of its exchange offer to acquire the outstanding shares of Infraestructura Energética Nova, S.A.B de C.V. (IEnova) not owned by Sempra, resulting in 96.4% ownership. Sempra intends to launch a cash tender offer to acquire the remaining 3.6% interest.
Sempra also continues to advance the sale of a non-controlling, 20% interest in Sempra Infrastructure to KKR for $3.37 billion in cash, subject to adjustments. The sale is expected to close around the end of the third quarter of 2021. Sempra Infrastructure is expected to generate increased shareholder value by consolidating Sempra’s infrastructure businesses under one common growth platform with a value proposition focused on investment opportunities in clean power, liquefied natural gas (LNG) and net-zero solutions, and energy networks.
Additionally, in July, IEnova began commercial operations at its Mexico City storage terminal.

Earnings Guidance
Sempra is updating its full-year 2021 GAAP EPS guidance range to $7.41 to $8.01 and affirming its full-year 2021 adjusted EPS guidance range of $7.75 to $8.35. Sempra is also affirming its full-year 2022 EPS guidance range of $8.10 to $8.70.

Non-GAAP Financial Measures
Non-GAAP financial measures include Sempra’s adjusted earnings, adjusted EPS and adjusted EPS guidance range. See Table A for additional information regarding these non-GAAP financial measures.

Internet Broadcast
Sempra will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. ET with senior management of the company. Access is available by logging onto the website at www.sempra.com. For those unable to log on to the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 1398783.

About Sempra
Sempra's mission is to be North America's premier energy infrastructure company. The Sempra family of companies have more than 19,000 talented employees who deliver energy with purpose to over 36 million consumers. With more than $66 billion in total assets at the end of 2020, the San Diego-based company is the owner of one of the largest energy networks in North America serving some of the world's leading economies. The company is helping to advance the global energy transition by enabling the delivery of lower-carbon energy solutions in each market it serves, including California, Texas, Mexico and the LNG export market. Sempra is consistently recognized as a leader in sustainable business practices and for its long-standing commitment to building a high-performing culture including safety, workforce development and training, and diversity and inclusion. Sempra is the only North American utility sector company included on the Dow Jones Sustainability World Index and was also named one of the "World's Most Admired Companies" for 2021 by Fortune Magazine. For additional information about Sempra, please visit Sempra's website at www.sempra.com and on Twitter @SempraEnergy.

###

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this press release, forward-looking statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: California wildfires, including the risks that we may be found liable for damages regardless of fault and that we may not be able to recover costs from insurance, the wildfire fund established by California Assembly Bill 1054 or in rates from customers; decisions, investigations, regulations, issuances or revocations of permits and other authorizations, renewals of franchises, and other actions by (i) the Comisión Federal de Electricidad, California Public Utilities Commission (CPUC), U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, and other regulatory and governmental bodies and (ii) states, counties, cities and other jurisdictions in the U.S., Mexico and other countries in which we do business; the success of business development efforts, construction projects and acquisitions and divestitures, including risks in (i) the ability to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) the ability to realize anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent of partners or other third parties; the resolution of civil and criminal litigation, regulatory inquiries, investigations and proceedings, and arbitrations, including, among others, those related to the natural gas leak at Southern California Gas Company’s (SoCalGas) Aliso Canyon natural gas storage facility; actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow on favorable terms and meet our substantial debt service obligations; actions to reduce or eliminate reliance on natural gas, including any deterioration of or increased uncertainty in the political or regulatory environment for local natural gas distribution companies operating in California; weather, natural disasters, pandemics, accidents, equipment failures, explosions, acts of terrorism, information system outages or other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires or subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance, may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid or limitations on the withdrawal of natural gas from storage facilities; the impact of the COVID-19 pandemic on capital projects, regulatory approvals, and the execution of our operations; cybersecurity threats to the energy grid, storage and pipeline infrastructure, information and systems used to operate our businesses, and confidentiality of our proprietary information and personal information of our customers and employees, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business; expropriation of assets, failure of foreign governments and state-owned entities to honor their contracts, and property disputes; the impact at San Diego Gas & Electric Company (SDG&E) on competitive customer rates and reliability due to the growth in distributed and local power generation, including from departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation, and the risk of nonrecovery for stranded assets and contractual obligations; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; volatility in foreign currency exchange, inflation and interest rates and commodity prices and our ability to effectively hedge these risks; changes in tax and trade policies, laws and regulations, including tariffs and revisions to international trade agreements that may increase our costs, reduce our competitiveness, or impair our ability to resolve trade disputes; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on Sempra’s website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra North American Infrastructure, Sempra LNG, Sempra Mexico, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra North American Infrastructure, Sempra LNG, Sempra Mexico, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.

None of the website references in this press release are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts; shares in thousands)
	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
REVENUES
Utilities	$2,434	$2,233	$5,279	$4,898
Energy-related businesses	307	293	721	657
Total revenues	2,741	2,526	6,000	5,555

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(261)	(131)	(610)	(468)
Cost of electric fuel and purchased power	(284)	(260)	(516)	(489)
Energy-related businesses cost of sales	(119)	(51)	(228)	(110)
Operation and maintenance	(1,024)	(898)	(2,025)	(1,749)
Aliso Canyon litigation and regulatory matters	—	—	—	(100)
Depreciation and amortization	(463)	(412)	(905)	(824)
Franchise fees and other taxes	(138)	(121)	(291)	(258)
Other income (expense), net	72	62	107	(192)
Interest income	15	22	34	49
Interest expense	(258)	(274)	(517)	(554)
Income from continuing operations before income taxes and equity earnings	281	463	1,049	860
Income tax (expense) benefit	(139)	(168)	(297)	39
Equity earnings	313	233	631	496
Income from continuing operations, net of income tax	455	528	1,383	1,395
Income from discontinued operations, net of income tax	—	1,777	—	1,857
Net income	455	2,305	1,383	3,252
Earnings attributable to noncontrolling interests	(10)	(28)	(43)	(179)
Preferred dividends	(20)	(37)	(41)	(73)
Preferred dividends of subsidiary	(1)	(1)	(1)	(1)
Earnings attributable to common shares	$424	$2,239	$1,298	$2,999

Basic earnings per common share (EPS):
Earnings	$1.38	$7.64	$4.27	$10.24
Weighted-average common shares outstanding	307,800	293,060	304,372	292,925

Diluted EPS:
Earnings	$1.37	$7.61	$4.24	$9.91
Weighted-average common shares outstanding	308,607	294,155	306,284	307,962

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA ADJUSTED EARNINGS TO SEMPRA GAAP EARNINGS (Unaudited)
Sempra Adjusted Earnings and Adjusted EPS exclude items (after the effects of income taxes and, if applicable, noncontrolling interests) in 2021 and 2020 as follows:
Three months ended June 30, 2021:
▪$(72) million impact from foreign currency and inflation and associated undesignated derivatives
▪$(58) million net unrealized losses on commodity derivatives
▪$50 million equity earnings from investment in RBS Sempra Commodities LLP, which represents a reduction to an estimate of our obligations to settle pending VAT matters and related legal costs at our equity method investment at Parent and other

Three months ended June 30, 2020:
▪$(21) million impact from foreign currency and inflation and associated undesignated derivatives
▪$5 million net unrealized gains on commodity derivatives
▪$1,754 million gain on the sale of our South American businesses

Six months ended June 30, 2021:
▪$(69) million impact from foreign currency and inflation and associated undesignated derivatives
▪$(87) million net unrealized losses on commodity derivatives
▪$50 million equity earnings from investment in RBS Sempra Commodities LLP, which represents a reduction to an estimate of our obligations to settle pending VAT matters and related legal costs at our equity method investment at Parent and other

Six months ended June 30, 2020:
▪$129 million impact from foreign currency and inflation and associated undesignated derivatives
▪$46 million net unrealized gains on commodity derivatives
▪$(72) million from impacts associated with Aliso Canyon natural gas storage facility litigation at Southern California Gas Company (SoCalGas)
▪$(100) million equity losses from investment in RBS Sempra Commodities LLP, which represents an estimate of our obligations to settle pending VAT matters and related legal costs at our equity method investment at Parent and other
▪$1,754 million gain on the sale of our South American businesses

Sempra Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents generally accepted accounting principles in the United States of America). These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities and/or are infrequent in nature. These non-GAAP financial measures also exclude the impact from foreign currency and inflation effects and associated undesignated derivatives and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra GAAP Earnings and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF ADJUSTED EARNINGS TO GAAP EARNINGS
(Dollars in millions, except per share amounts; shares in thousands)
	Pretax amount	Income tax expense (benefit)(1)	Non-controlling interests	Earnings	Pretax amount	Income tax expense (benefit)(1)	Non-controlling interests	Earnings
	Three months ended June 30, 2021				Three months ended June 30, 2020
Sempra GAAP Earnings				$424				$2,239
Excluded items:
Impact from foreign currency and inflation and associated undesignated derivatives	$2	$83	$(13)	72	$(1)	$31	$(9)	21
Net unrealized losses (gains) on commodity derivatives	79	(22)	1	58	(6)	1	—	(5)
Gain on sale of South American businesses	—	—	—	—	(2,915)	1,161	—	(1,754)
Earnings from investment in RBS Sempra Commodities LLP	(50)	—	—	(50)	—	—	—	—
Sempra Adjusted Earnings(2)				$504				$501

Diluted EPS:
Sempra GAAP Earnings				$424				$2,239
Weighted-average common shares outstanding, diluted				308,607				294,155
Sempra GAAP EPS				$1.37				$7.61

Sempra Adjusted Earnings(2)				$504				$501
Weighted-average common shares outstanding, diluted				308,607				294,155
Sempra Adjusted EPS(2)				$1.63				$1.71

	Six months ended June 30, 2021				Six months ended June 30, 2020
Sempra GAAP Earnings				$1,298				$2,999
Excluded items:
Impact from foreign currency and inflation and associated undesignated derivatives	$32	$41	$(4)	69	$94	$(322)	$99	(129)
Net unrealized losses (gains) on commodity derivatives	125	(35)	(3)	87	(63)	17	—	(46)
Impacts associated with Aliso Canyon litigation	—	—	—	—	100	(28)	—	72
Gain on sale of South American businesses	—	—	—	—	(2,915)	1,161	—	(1,754)
(Earnings) losses from investment in RBS Sempra Commodities LLP	(50)	—	—	(50)	100	—	—	100
Sempra Adjusted Earnings(2)				$1,404				$1,242

Diluted EPS:
Sempra GAAP Earnings				$1,298				$2,999
Add back dividends for dilutive series A preferred stock				—				52
Sempra GAAP Earnings for GAAP EPS				$1,298				$3,051
Weighted-average common shares outstanding, diluted – GAAP				306,284				307,962
Sempra GAAP EPS				$4.24				$9.91

Sempra Adjusted Earnings(2)				$1,404				$1,242
Add back dividends for dilutive series A preferred stock				—				52
Add back dividends for dilutive series B preferred stock				19				—
Sempra Adjusted Earnings for Adjusted EPS(2)				$1,423				$1,294
Weighted-average common shares outstanding, diluted – Adjusted(3)				310,541				307,962
Sempra Adjusted EPS(2)				$4.58				$4.20

(1)     Income taxes were primarily calculated based on applicable statutory tax rates. We did not record an income tax expense for the equity earnings or an income tax benefit for the equity losses from our investment in RBS Sempra Commodities LLP because, even though a portion of the liabilities may be deductible under United Kingdom tax law, it is not probable that the deduction will reduce United Kingdom taxes.
(2)     Adjusted Earnings, Adjusted Earnings for Adjusted EPS and Adjusted EPS have been updated to reflect impact from foreign currency and inflation and associated undesignated derivatives and net unrealized losses (gains) on commodity derivatives for the three months and six months ended June 30, 2020.
(3)     In the six months ended June 30, 2021, because the assumed conversion of the series B preferred stock is dilutive for Adjusted Earnings, 4,257 series B preferred stock shares are added back to the denominator used to calculate Adjusted EPS.

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA 2021 ADJUSTED EPS GUIDANCE RANGE TO SEMPRA 2021 GAAP EPS GUIDANCE RANGE (Unaudited)
Sempra 2021 Adjusted EPS Guidance Range of $7.75 to $8.35 excludes items (after the effects of income taxes and, if applicable, noncontrolling interests) as follows:
▪$(69) million impact from foreign currency and inflation and associated undesignated derivatives for the six months ended June 30, 2021(1)
▪$(87) million net unrealized losses on commodity derivatives for the six months ended June 30, 2021
▪$50 million equity earnings from investment in RBS Sempra Commodities LLP, which represents a reduction to an estimate of our obligations to settle pending VAT matters and related legal costs at our equity method investment at Parent and other

Sempra 2021 Adjusted EPS Guidance is a non-GAAP financial measure. This non-GAAP financial measure excludes the impact from foreign currency and inflation and associated undesignated derivatives and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra's business operations to prior and future periods. Sempra 2021 Adjusted EPS Guidance Range should not be considered an alternative to Sempra 2021 GAAP EPS Guidance Range. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles Sempra 2021 Adjusted EPS Guidance Range to Sempra 2021 GAAP EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EPS GUIDANCE RANGE TO GAAP EPS GUIDANCE RANGE

	Full-Year 2021
Sempra GAAP EPS Guidance Range(2)	$7.41	to	$8.01
Excluded items:
Impact from foreign currency and inflation and associated undesignated derivatives(1)	0.22		0.22
Net unrealized losses on commodity derivatives	0.28		0.28
Earnings from investment in RBS Sempra Commodities LLP	(0.16)		(0.16)
Sempra Adjusted EPS Guidance Range	$7.75	to	$8.35
Weighted-average common shares outstanding, diluted (millions)(3)(4)			315
(1)     Amounts include impacts recorded in equity earnings from our unconsolidated equity method investments.
(2)     Sempra's prior GAAP EPS Guidance Range for full-year 2021 has been updated to reflect the impact from foreign currency and inflation and associated undesignated derivatives, net unrealized losses on commodity derivatives and equity earnings from investment in RBS Sempra Commodities LLP for the six months ended June 30, 2021.
(3)     Weighted-average common shares outstanding reflects the conversion of the series A preferred stock that converted on January 15, 2021 and series B preferred stock that converted on July 15, 2021.
(4)     Includes the impact of the Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) exchange offer.

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	June 30, 2021	December 31, 2020(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$335	$960
Restricted cash	33	22
Accounts receivable – trade, net	1,441	1,578
Accounts receivable – other, net	413	403
Due from unconsolidated affiliates	11	20
Income taxes receivable	74	113
Inventories	339	308
Regulatory assets	251	190
Greenhouse gas allowances	555	553
Other current assets	308	364
Total current assets	3,760	4,511

Other assets:
Restricted cash	3	3
Due from unconsolidated affiliates	702	780
Regulatory assets	2,216	1,822
Nuclear decommissioning trusts	1,024	1,019
Investment in Oncor Holdings	12,655	12,440
Other investments	1,393	1,388
Goodwill	1,602	1,602
Other intangible assets	382	202
Dedicated assets in support of certain benefit plans	523	512
Insurance receivable for Aliso Canyon costs	414	445
Deferred income taxes	167	136
Greenhouse gas allowances	259	101
Right-of-use assets – operating leases	513	543
Wildfire fund	349	363
Other long-term assets	730	753
Total other assets	22,932	22,109
Property, plant and equipment, net	41,916	40,003
Total assets	$68,608	$66,623
(1)    Derived from audited financial statements.

SEMPRA ENERGY
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	June 30, 2021	December 31, 2020(1)
	(unaudited)
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$2,266	$885
Accounts payable – trade	1,291	1,359
Accounts payable – other	168	154
Due to unconsolidated affiliates	42	45
Dividends and interest payable	588	551
Accrued compensation and benefits	365	446
Regulatory liabilities	426	140
Current portion of long-term debt and finance leases	507	1,540
Reserve for Aliso Canyon costs	153	150
Greenhouse gas obligations	555	553
Other current liabilities	951	1,016
Total current liabilities	7,312	6,839

Long-term debt and finance leases	22,090	21,781

Deferred credits and other liabilities:
Due to unconsolidated affiliates	262	234
Pension and other postretirement benefit plan obligations, net of plan assets	1,037	1,059
Deferred income taxes	3,325	2,871
Regulatory liabilities	3,352	3,372
Reserve for Aliso Canyon costs	269	301
Asset retirement obligations	3,150	3,113
Greenhouse gas obligations	104	—
Deferred credits and other	2,015	2,119
Total deferred credits and other liabilities	13,514	13,069
Equity:
Sempra Energy shareholders’ equity	25,451	23,373
Preferred stock of subsidiary	20	20
Other noncontrolling interests	221	1,541
Total equity	25,692	24,934
Total liabilities and equity	$68,608	$66,623
(1)     Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
	Six months ended June 30,
	2021	2020
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,383	$3,252
Less: Income from discontinued operations, net of income tax	—	(1,857)
Income from continuing operations, net of income tax	1,383	1,395
Adjustments to reconcile net income to net cash provided by operating activities	747	429
Net change in working capital components	(63)	375
Distributions from investments	532	220
Insurance receivable for Aliso Canyon costs	31	(166)
Changes in other noncurrent assets and liabilities, net	(375)	(185)
Net cash provided by continuing operations	2,255	2,068
Net cash used in discontinued operations	—	(1,041)
Net cash provided by operating activities	2,255	1,027

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(2,424)	(2,198)
Expenditures for investments and acquisitions	(165)	(140)
Proceeds from sale of assets	—	5
Purchases of nuclear decommissioning trust assets	(542)	(797)
Proceeds from sales of nuclear decommissioning trust assets	542	797
Advances to unconsolidated affiliates	(8)	(25)
Other	9	17
Net cash used in continuing operations	(2,588)	(2,341)
Net cash provided by discontinued operations	—	5,195
Net cash (used in) provided by investing activities	(2,588)	2,854

CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid	(634)	(567)
Preferred dividends paid	(68)	(71)
Issuances of preferred stock	—	891
Issuances of common stock	5	13
Repurchases of common stock	(38)	(64)
Issuances of debt (maturities greater than 90 days)	285	4,059
Payments on debt (maturities greater than 90 days) and finance leases	(1,432)	(1,970)
Increase (decrease) in short-term debt, net	1,584	(1,871)
Advances from unconsolidated affiliates	20	64
Proceeds from sale of noncontrolling interests	7	—
Purchases of noncontrolling interests	(10)	(27)
Other	(1)	(16)
Net cash (used in) provided by continuing operations	(282)	441
Net cash provided by discontinued operations	—	401
Net cash (used in) provided by financing activities	(282)	842

Effect of exchange rate changes in continuing operations	1	(7)
Effect of exchange rate changes in discontinued operations	—	(3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	(10)

(Decrease) increase in cash, cash equivalents and restricted cash, including discontinued operations	(614)	4,713
Cash, cash equivalents and restricted cash, including discontinued operations, January 1	985	217
Cash, cash equivalents and restricted cash, including discontinued operations, June 30	$371	$4,930

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES, INVESTMENTS AND ACQUISITIONS
(Dollars in millions)
	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
Earnings (Losses) Attributable to Common Shares
SDG&E	$186	$193	$398	$455
SoCalGas	94	146	501	449
Sempra Texas Utilities	138	144	273	249
Sempra Mexico	4	61	61	252
Sempra LNG	47	61	193	136
Parent and other	(45)	(141)	(128)	(389)
Discontinued operations	—	1,775	—	1,847
Total	$424	$2,239	$1,298	$2,999

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
Capital Expenditures, Investments and Acquisitions
SDG&E	$517	$448	$1,072	$850
SoCalGas	477	497	936	885
Sempra Texas Utilities	50	53	100	139
Sempra Mexico	89	151	231	321
Sempra LNG	160	90	249	137
Parent and other	—	3	1	6
Total	$1,293	$1,242	$2,589	$2,338

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
UTILITIES
SDG&E and SoCalGas
Gas sales (Bcf)(1)	72	71	199	200
Transportation (Bcf)(1)	145	129	282	277
Total deliveries (Bcf)(1)	217	200	481	477

Total gas customer meters (thousands)			6,983	6,943

SDG&E
Electric sales (millions of kWhs)(1)	2,834	3,124	6,123	6,584
Direct Access and Community Choice Aggregation (millions of kWhs)	974	847	1,787	1,616
Total deliveries (millions of kWhs)(1)	3,808	3,971	7,910	8,200

Total electric customer meters (thousands)			1,487	1,478

Oncor(2)
Total deliveries (millions of kWhs)	32,889	31,038	63,566	61,458
Total electric customer meters (thousands)			3,804	3,723

Ecogas
Natural gas sales (Bcf)	1	1	2	2
Natural gas customer meters (thousands)			140	136

ENERGY-RELATED BUSINESSES
Power generated and sold
Sempra Mexico
Termoeléctrica de Mexicali (TdM) (millions of kWhs)	826	457	1,671	1,283
Wind and solar (millions of kWhs)(3)	769	381	1,312	803
(1)     Include intercompany sales.
(2)     Includes 100% of the electric deliveries and customer meters of Oncor Electric Delivery Company LLC (Oncor), in which we hold an indirect 80.25% interest through our investment in Oncor Electric Delivery Holdings Company LLC.
(3)     Includes 50% of the total power generated and sold at the Energía Sierra Juárez wind power generation facility through March 19, 2021. As of March 19, 2021, ESJ became a wholly owned, consolidated subsidiary of IEnova.